Exhibit 10.1

AMENDMENT NO. 1

Dated as of August 5, 2009

to

LOAN AND SECURITY AGREEMENT

Dated as of December 12, 2008

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of August 5, 2009 is entered into by and among TAXI MEDALLION LOAN TRUST III, a Delaware statutory trust (the “Borrower”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company (the “Lender”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as agent (the “Agent”).

PRELIMINARY STATEMENTS

A. Reference is made to the Loan and Security Agreement dated as of December 12, 2008 among the Borrower, the Lender and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. The parties hereto have agreed to amend the Loan Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

1.1 Section 6.02(h) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(h) the Lockbox Collection Percentage shall be less than (i) 60% for any Monthly Period from and including September 2009 through and including December 2009; (ii) 70% for any Monthly Period from and including January 2010 through and including February 2010; and (iii) 80% for any Monthly Period after February 2010;”.

1.2 The definition of “Eligible Medallion Loan” in Schedule I of the Loan Agreement is amended to delete clause (c) thereof and to substitute the following therefor:

“(c) (i) The Medallion Loan and other Medallion Loan Documents have not been extended, restructured, waived, amended or otherwise modified except in accordance with the Credit and Collection Policy; (ii) neither such Medallion Loan nor the related Medallion Loan Documents have been extended, restructured, waived, amended or otherwise modified at any time as a result of a delinquency or default or for any other credit related reason in a manner to extend the maturity, reduce the interest rate, reduce the monthly payment amount or reduce the principal balance of such Mortgage Loan; provided that a Medallion Loan that has been extended, restructured, waived, amended or otherwise modified will not be an Eligible Medallion Loan if at the time of or on either of the two due dates immediately preceding such extension, restructuring, waiver, amendment or modification, any payment under such Medallion Loan was past due for one or more days; provided further that this clause (c)(ii) shall be deemed satisfied if (w) such Medallion Loan has matured and is in the process of being refinanced, (x) no more than 60 days shall have elapsed since the maturity date of such Medallion Loan (without giving effect to any extensions, waivers or other modifications to such maturity date) , (y) the Obligor has paid in full all monthly payments due on such Medallion Loan (determined as if the maturity date had not occurred and the monthly payments due during such 60 day period were the same as the monthly payments due prior to such period, but otherwise without giving effect to any extensions, waivers or other modifications to such Medallion Loan) and (z) such Medallion Loan would satisfy this clause (c)(ii) (without giving effect to this proviso) but for the occurrence of such maturity date; and (iii) the Agent shall be notified of any material change to the Credit and Collection Policy and shall have the right to declare ineligible any Medallion Loans originated or modified under such revised Credit and Collection Policy;”.

1.3 The definition of “Eligible Medallion Loan” in Schedule I of the Loan Agreement is amended to delete clause (cc) thereof and to substitute the following therefor:

“(cc) (i) The Medallion Loan is not a Defaulted Medallion Loan; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of such Medallion Loan has arisen; neither the applicable Seller nor any Originator has waived any of the foregoing; and the Medallion related to the Medallion Loan has not been repossessed under the Medallion Loan; provided that this clause (cc)(i) shall be deemed satisfied if (w) such Medallion Loan has matured and is in the process of being refinanced, (x) no more than 60 days shall have elapsed since the maturity date of such Medallion Loan (without giving effect to any extensions, waivers or other modifications to such maturity date) , (y) the Obligor has paid in full all monthly payments due on such Medallion Loan (determined as if the maturity date had not occurred and the monthly payments due during such 60 day period were the same as the monthly payments due prior to such period, but otherwise without giving effect to any extensions, waivers or other modifications to such Medallion Loan) and (z) such Medallion Loan would satisfy this clause (cc)(i) (without giving effect to this proviso) but for the occurrence of such maturity date. (ii) To the best of each MF/Borrower Related Party’s knowledge, the related Obligor is not in default on any other debt obligation owed or owing to the Seller or any Affiliate of the Seller;”.

1.4 The definition of “Eligible Medallion Loan” in Schedule I of the Loan Agreement is further amended to delete clause (ccc) thereof and to substitute the following therefor:

“(ccc) The Obligor on such Medallion Loan is required to repay such Medallion Loan in full within 60 months after the date of its origination or the date of its most recent modification; provided that this clause (ccc) shall be deemed satisfied if (w) such Medallion Loan has matured and is in the process of being refinanced, (x) no more than 60 days shall have elapsed since the maturity date of such Medallion Loan (without giving effect to any extensions, waivers or other modifications to such maturity date) , (y) the Obligor has paid in full all monthly payments due on such Medallion Loan (determined as if the maturity date had not occurred and the monthly payments due during such 60 day period were the same as the monthly payments due prior to such period, but otherwise without giving effect to any extensions, waivers or other modifications to such Medallion Loan) and (z) the Obligor on such Medallion Loan is required to repay such Medallion Loan in full within such 60 day period;”.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date (the “Effective Date”) on which the Agent has received a copy of this Amendment duly executed by the Borrower, the Lender, Medallion Funding and the Agent.

SECTION 3. Reference to and Effect on the Loan Agreement.

3.1 Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby

3.2 Except as specifically provided herein, the Loan Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

3.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Loan Agreement, the other Loan Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

TAXI MEDALLION LOAN TRUST III, as Borrower

By	/s/ Brian S. O’Leary
Name	Brian S. O’Leary
Title	Vice President

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent

By	/s/ Sandeep Srinath
Name:	Sandeep Srinath
Title:	Vice President

By	/s/ Jayan Krishnan
Name:	Jayan Krishnan
Title:	Assistant Vice President

AUTOBAHN FUNDING COMPANY LLC, as Lender

By: DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, its Attorney-in-Fact

By	/s/ Sandeep Srinath
Name:	Sandeep Srinath
Title:	Vice President

By	/s/ Jayan Krishnan
Name:	Jayan Krishnan
Title:	Assistant Vice President

The undersigned hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms all of its obligations under the Limited Recourse Guaranty and the other Loan Documents to which it is a party and (iii) acknowledges and agrees that the Limited Recourse Guaranty and such other Loan Documents remain in full force and effect.

MEDALLION FUNDING CORP.

By	/s/ Michael J. Kowalsky
Name:	Michael J. Kowalsky
Title:	President